Exhibit 99.1

Inhibrx Reports Second Quarter 2026 Financial Results

San Diego, CA, August 13, 2026 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx” or the “Company”) today reported financial results for the second quarter of 2026. The biopharmaceutical company has two programs in ongoing clinical trials.
Recent Corporate Highlights and Upcoming Milestones
•Oxford Loan Amendment. In July 2026, the Company entered into a second amendment to the Loan and Security Agreement (Second Amendment) with Oxford Finance LLC (Oxford), which provides for an additional $325.0 million in gross proceeds, (i) $100.0 million of which was funded upon execution of the amendment and (ii) up to an additional $225.0 million which, upon the Company’s request and at Oxford’s discretion, may be funded in future increments of $50.0 million or more.
•INBRX-106
◦The Company plans to announce progression-free survival (PFS) data from the randomized Phase 2 trial in head and neck squamous cell carcinoma (HNSCC) in combination with pembrolizumab in the third quarter of 2026.
•ozekibart (INBRX-109)
◦During the second quarter of 2026, Inhibrx initiated two additional Phase 1 cohorts in colorectal cancer (CRC): (1) a second line study investigating ozekibart in combination with Folfiri and Avastin, and (2) a third/fourth line study investigating ozekibart in combination with Lonsurf and Avastin. The Company expects to announce interim results from these cohorts during the first quarter of 2027.
◦In June 2026, the U.S. Food and Drug Administration (FDA) accepted for filing the Company’s biologics license application (BLA) for the potential approval of ozekibart in conventional chondrosarcoma and assigned a Prescription Drug User Fee Act (PDUFA) goal date of April 14, 2027.
◦The Company plans to meet with the FDA in the fourth quarter of 2026 to discuss plans to initiate a first-line registrational trial in CRC as well as the potential for an accelerated regulatory pathway for ozekibart in fourth-line CRC.
Financial Results
•Cash and Cash Equivalents. As of June 30, 2026, the Company had cash and cash equivalents of $133.3 million. On July 15, 2026, the Company entered into the Second Amendment to the Loan and Security Agreement with Oxford, and received gross proceeds of $100.0 million. As of August 6, 2026, the Company had cash and cash equivalents of $219.5 million.
•Revenue. Inhibrx earned $1.3 million of revenue during the second quarter of 2025 related to the Company’s completion of the transfer of all licenses, related materials, and know-how under a license and assignment agreement with Scithera, Inc. The Company did not recognize any revenue during the second quarter of 2026.

•R&D Expense. Research and development expenses were $23.9 million for the second quarter of 2026, as compared to $22.3 million for the second quarter of 2025. This increase was primarily related to increases in both clinical trial costs and contract manufacturing expenses as the Company progresses its ongoing clinical trials and begins certain manufacturing activities to supports its filing of the BLA for the potential approval of ozekibart (INBRX-109) in conventional chondrosarcoma. These increases were offset in part by a decrease in personnel-related expenses and clinical consulting expenses.
•G&A Expense. General and administrative expenses were $8.3 million during the second quarter of 2026, compared to $6.4 million during the second quarter of 2025. This increase is primarily related to additional pre-commercialization expenses related to market access, launch and the development of communication materials as the Company prepares for its potential commercialization of ozekibart (INBRX-109) in conventional chondrosarcoma.
•Other Expense, Net. Other expense, net was $4.5 million during the second quarter of 2026, compared to $1.3 million during the second quarter of 2025. The increase is primarily due to higher interest expense on the Company’s $175.0 million outstanding loan balance during the second quarter of 2026 as compared to $100.0 million outstanding during the second quarter of 2025. This also reflects a decrease in interest income on the Company's cash and money market balances due to lower average cash balances and a decline in short-term interest rates.
•Net Loss. Net loss was $36.7 million during the second quarter of 2026, or $2.34 per share, basic and diluted, as compared to a net loss of $28.7 million during the second quarter of 2025, or $1.85 per share, basic and diluted.
About Inhibrx Biosciences, Inc.
Inhibrx is a clinical-stage biopharmaceutical company with a pipeline of novel biologic therapeutic candidates. Inhibrx utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx’s current clinical pipeline of therapeutic candidates includes ozekibart and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what Inhibrx believes to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx’s current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding Inhibrx's judgments and beliefs regarding the strength of Inhibrx’s pipeline; the safety and efficacy of its therapeutic candidates, ozekibart and INBRX-106, based on topline and interim results; the potential for INBRX-106 to be used for the treatment of metastatic or unresectable recurrent HNSCC; the clinical development of our product candidates, including expected data readouts, regulatory submissions, approvals and interactions, and the timing thereof; any presumption that topline, interim or preliminary data will be representative of final data or data in later clinical trials; the planned announcement of PFS data from INBRX-106 Phase 2 trial in HNSCC in combination with pembrolizumab; Inhibrx’s plans to meet with the

FDA to discuss plans to initiate a first-line registrational trial in CRC or an accelerated pathway for approval for ozekibart in fourth-line colorectal cancer and in refractory Ewing sarcoma; and potential future funding under the loan agreement with Oxford. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx’s business, including, without limitation, risks and uncertainties regarding: topline data may not accurately reflect the complete results of a particular study or trial and remain subject to audit, and final data may differ materially from topline data; the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; its interpretation of topline, interim or preliminary data from its clinical trials, including interpretations regarding disease control and disease response; Inhibrx’s ability to utilize its technology platform to generate and advance additional therapeutic candidates; the implementation of Inhibrx’s business model and strategic plans for its business and therapeutic candidates; the scope of protection Inhibrx is able to establish and maintain for intellectual property rights covering its therapeutic candidates; the ability to raise funds needed to satisfy Inhibrx’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which it may have no or limited control; Inhibrx’s financial performance; developments relating to its competitors and its industry; regulatory review and approval of Inhibrx’s therapeutic candidates; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2026	2025	2026	2025
Revenue:
License fee revenue	$—	$1,300	$—	$1,300
Total revenue	—	1,300	—	1,300
Operating expenses:
Research and development	23,899	22,267	49,116	59,144
General and administrative	8,250	6,422	13,960	12,446
Total operating expenses	32,149	28,689	63,076	71,590
Loss from operations	(32,149)	(27,389)	(63,076)	(70,290)
Total other expense	(4,498)	(1,263)	(7,012)	(1,673)
Provision for income taxes	3	2	3	2
Net loss	$(36,650)	$(28,654)	$(70,091)	$(71,965)
Loss per share	$(2.34)	$(1.85)	$(4.49)	$(4.65)
Shares used in computing loss per share	15,669	15,468	15,627	15,468

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	JUNE 30,	DECEMBER 31,
	2026	2025
Cash and cash equivalents	$133,344	$124,220
Other current assets	8,868	8,612
Non-current assets	12,010	13,646
Total assets	$154,222	$146,478

Current liabilities	$28,064	$33,799
Long-term debt, net	176,285	100,559
Other non-current liabilities	2,850	4,127
Total liabilities	207,199	138,485
Stockholders’ equity (deficit)	(52,977)	7,993
Total liabilities and stockholders’ equity (deficit)	$154,222	$146,478